MillerKnoll, Inc. Reports Third Quarter Fiscal 2026 Results
Zeeland, Mich., March 25, 2026 – MillerKnoll Inc. (NASDAQ: MLKN), a growth-oriented small-cap value company in the industrial and consumer sectors, today reported results for the third quarter of fiscal year 2026, which ended February 28, 2026.

Third Quarter Fiscal 2026 Financial Results

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
(Dollars in millions, except per share data)	February 28, 2026	March 1, 2025	% Chg.	February 28, 2026	March 1, 2025	% Chg.
	(13 weeks)	(13 weeks)		(39 weeks)	(39 weeks)
Net sales	$926.6	$876.2	5.8%	$2,837.5	$2,708.1	4.8%
Gross margin %	38.1%	37.9%		38.5%	38.6%
Operating expenses	$308.0	$414.6	(25.7)%	$946.3	$1,050.2	(9.9)%
Adjusted operating expenses*	$300.0	$274.4	9.3%	$924.3	$869.4	6.3%
Operating earnings (loss) %	4.8%	(9.4)%		5.2%	(0.2)%
Adjusted operating earnings %*	5.7%	6.6%		6.0%	6.5%
Earnings (loss) per share - diluted	$0.34	$(0.19)	278.9%	$0.98	$0.29	237.9%
Adjusted earnings per share - diluted*	$0.43	$0.44	(2.3)%	$1.31	$1.33	(1.5)%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations below.

Third Quarter
•Net sales of $926.6 million, up 5.8% as reported and up 3.8% organically*, year-over-year
•Orders of $931.6 million, up 9.2% as reported and up 7.2% organically*, year-over-year, driven by growth in North America Contract and Global Retail segments
•Gross margin increased 20 basis points
•Consolidated operating expenses decreased to $308.0 million
•Consolidated adjusted operating expenses* increased to $300.0 million, driven primarily by higher compensation expense, new store costs, and unfavorable currency
•Operating expense special charges of $8.0 million:
◦$1.9 million of restructuring charges related to a facility consolidation
◦$6.1 million of purchase accounting amortization
•Operating margin of 4.8%, compared to a negative operating margin of 9.4% in the prior year
•Adjusted operating margin* of 5.7%, compared to 6.6% in the prior year

Third Quarter 2026 Cash Flow, Debt, and Liquidity
•Liquidity, as of February 28, 2026, of $594.0 million reflected cash on hand and Revolving Credit Facility availability
•Cash flow from operations of $61.1 million, compared to $62.1 million in Q3 last year
•Net debt-to-EBITDA ratio, as defined by our Credit Facility, of 2.75x
•Near term scheduled debt maturities:
◦$5.8 million in fiscal 2026
◦$23.3 million in fiscal 2027
◦$25.8 million in fiscal 2028

Dividend
•On January 13, 2026, MillerKnoll's Board of Directors declared a quarterly cash dividend of $0.1875 per share. The dividend is payable on April 15, 2026, to shareholders of record on February 28, 2026.

"We delivered solid fiscal 2026 third quarter results, with sales growth across all three segments and strong order growth led by North America Contract and Global Retail. These results underscore the strength and resilience of our diversified portfolio.

"Despite ongoing macroeconomic and geopolitical uncertainty, as well as weather-related impacts during the quarter, our team remained focused on disciplined execution and operational priorities within our control.

"We remain well positioned to drive profitable growth and create long-term value across our collective of brands through sustained revenue growth, margin expansion, cash generation and shareholder returns," said Andi Owen, President and Chief Executive Officer.

Third Quarter Fiscal 2026 Results by Segment
North America Contract
•Q3 net sales of $488.6 million, up 4.4% as reported and up 4.1% organically*, year-over-year
•Q3 orders of $490.9 million, up 13.1% as reported and up 12.8% organically*, year-over-year
•Q3 operating margin of 8.6% compared to 3.6% in the prior year
•Q3 adjusted operating margin* of 9.8%, up 70 basis points compared to prior year, primarily from gross margin expansion driven by leverage on higher sales and operational efficiency

International Contract
•Q3 net sales of $156.9 million, up 7.8% as reported and up 1.9% organically*, year-over-year
•Q3 orders of $160.3 million, up 0.7% as reported and down 4.3% organically*, year-over-year
•Q3 operating margin of 7.7% compared to 6.8% in the prior year
•Q3 adjusted operating margin* of 8.2%, down 110 basis points year-over-year, primarily from regional and product sales mix, and currency impact

Global Retail
•Q3 net sales of $281.1 million, up 7.1% as reported and up 4.4% organically*, year-over-year
•Q3 orders of $280.4 million, up 7.9% as reported and up 5.1% organically*, year-over-year
◦Q3 orders were up 7.7% in the North America region, year-over-year
•Q3 operating margin of 2.2% compared to operating loss margin of 36.0% in the prior year
•Q3 adjusted operating margin* of 2.8%, down 340 basis points year-over-year, primarily due to a freight benefit in the prior year, targeted promotional actions to offset adverse weather in the quarter, and impact from opening new stores
•Q3 new retail store openings: two DWR stores in Pittsburgh, PA and Ft. Worth, TX, and a Herman Miller store in Phoenix, AZ

Fourth Quarter 2026 Outlook
The table below presents our expectations for the fourth quarter fiscal 2026 financial operating results:

Q4 FY2026
Net sales	$955 million to $995 million
Gross margin %	38.5% to 39.5%
Adjusted operating expenses*	$311.5 million to $321.5 million
Interest and other expense, net	$14.6 million to $15.6 million
Adjusted effective tax rate*	23.0% to 25.0%
Adjusted earnings per share - diluted*	$0.49 to $0.55
*Items indicated represent Non-GAAP measures. The Q4 FY2026 outlook excludes an expected $6.0 million in operating expense charges related to amortization of Knoll purchased intangibles and the related tax and earnings per share impact. The Company does not reconcile forward-looking non-GAAP measures. See "Non-GAAP Financial Measures and Other Supplemental Data."

•Above guidance ranges include the following estimated impacts to incremental operating expense in Q4:
◦Approximately $8 million to $9 million in currently anticipated direct impact of the Middle East conflict from minimal expected shipments to the region and higher logistics costs, or $0.09 to $0.10 per share
◦$3.5 million to $4.5 million in costs associated with new store investments, including three to four new store openings in Q4
•Based on tariffs in place as of the date of this release, we expect incremental tariff costs in Q4 to be offset by previously announced pricing actions
•Our guidance includes an estimated full year capital expenditure range of $120 million to $130 million
•Our guidance does not assume additional headwinds from changes in the geopolitical environment, including the conflict in the Middle East, beyond the items described

Webcast and Conference Call Information
The Company will host a conference call and webcast to discuss the results of the third quarter of fiscal 2026 on Wednesday, March 25, 2026, at 5:00 PM ET. To ensure participation, allow extra time to visit the Company’s website at https://www.millerknoll.com/investor-relations/news-events/events-and-presentations to download the streaming software necessary to participate. An online archive of the webcast will also be available on the Company's investor relations website. Additional links to materials supporting the release will be available at https://www.millerknoll.com/investor-relations.

Financial highlights for the three and nine months ended February 28, 2026 follow:

MillerKnoll, Inc.
Condensed Consolidated Statements of Operations

(Unaudited) (Dollars in millions, except per share and common share data)	Three Months Ended				Nine Months Ended
	February 28, 2026		March 1, 2025		February 28, 2026		March 1, 2025
Net sales	$926.6	100.0%	$876.2	100.0%	$2,837.5	100.0%	$2,708.1	100.0%
Cost of sales	573.7	61.9%	543.8	62.1%	1,744.3	61.5%	1,662.4	61.4%
Gross margin	352.9	38.1%	332.4	37.9%	1,093.2	38.5%	1,045.7	38.6%
Operating expenses	308.0	33.2%	414.6	47.3%	946.3	33.3%	1,050.2	38.8%
Operating earnings (loss)	44.9	4.8%	(82.2)	(9.4)%	146.9	5.2%	(4.5)	(0.2)%
Other expenses, net	15.7	1.7%	18.6	2.1%	56.5	2.0%	53.1	2.0%
Earnings (loss) before income taxes and equity income	29.2	3.2%	(100.8)	(11.5)%	90.4	3.2%	(57.6)	(2.1)%
Income tax expense (benefit)	5.6	0.6%	(89.0)	(10.2)%	20.5	0.7%	(80.3)	(3.0)%
Equity income, net of tax	0.9	0.1%	0.1	—%	0.9	—%	0.3	—%
Net earnings (loss)	24.5	2.6%	(11.7)	(1.3)%	70.8	2.5%	23.0	0.8%
Net earnings attributable to redeemable noncontrolling interests	1.0	0.1%	1.0	0.1%	2.9	0.1%	2.8	0.1%
Net earnings (loss) attributable to MillerKnoll, Inc.	$23.5	2.5%	$(12.7)	(1.4)%	$67.9	2.4%	$20.2	0.7%

Amounts per common share attributable to MillerKnoll, Inc.
Earnings (loss) per share - basic	$0.34		($0.19)		$0.99		$0.29
Weighted average basic common shares	68,664,546		68,353,906		68,609,898		69,269,956
Earnings (loss) per share - diluted	$0.34		($0.19)		$0.98		$0.29
Weighted average diluted common shares	69,132,164		68,353,906		69,099,988		70,181,279

MillerKnoll, Inc.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
(Unaudited) (Dollars in millions)	February 28, 2026	March 1, 2025
Cash provided by (used in):
Operating activities	$135.1	$138.4
Investing activities	(77.8)	(60.3)
Financing activities	(83.8)	(127.6)
Effect of exchange rate changes	7.4	(11.1)
Net change in cash and cash equivalents	(19.1)	(60.6)
Cash and cash equivalents, beginning of period	193.7	230.4
Cash and cash equivalents, end of period	$174.6	$169.8

MillerKnoll, Inc.
Condensed Consolidated Balance Sheets

(Unaudited) (Dollars in millions)	February 28, 2026	May 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$174.6	$193.7
Accounts receivable, net	320.4	350.2
Unbilled accounts receivable	22.9	26.9
Inventories, net	491.8	447.5
Prepaid expenses and other	112.3	90.4
Total current assets	1,122.0	1,108.7
Net property and equipment	504.4	496.1
Right of use assets	410.2	411.2
Goodwill	1,167.2	1,152.4
Indefinite-lived intangibles	436.9	432.5
Other amortizable intangibles, net	223.8	247.5
Other noncurrent assets	87.1	101.8
Total Assets	$3,951.6	$3,950.2

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$264.1	$271.3
Short-term borrowings and current portion of long-term debt	22.6	16.0
Short-term lease liability	81.0	72.0
Accrued liabilities	314.4	344.5
Total current liabilities	682.1	703.8
Long-term debt	1,278.2	1,310.6
Lease liabilities	400.5	413.4
Other liabilities	192.4	187.3
Total Liabilities	2,553.2	2,615.1
Redeemable Noncontrolling Interests	62.8	59.3
Stockholders' Equity	1,335.6	1,275.8
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$3,951.6	$3,950.2

Non-GAAP Financial Measures and Other Supplemental Data
This presentation contains non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included within this presentation. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

The non-GAAP financial measures referenced within this presentation may include: Adjusted Effective Tax Rate, Adjusted Operating Earnings (Loss), Adjusted Operating Margin, Adjusted Earnings per Share - Diluted, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Bank Covenant EBITDA, and Organic Growth (Decline).

Adjusted Effective Tax Rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate.

Adjusted Operating Earnings (Loss) represents reported operating earnings plus integration charges, amortization of Knoll purchased intangibles, restructuring expenses, impairment charges, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Operating Margin is calculated as adjusted operating earnings (loss) divided by net sales.

Adjusted Earnings per Share - Diluted represents reported diluted earnings per share excluding the impact from amortization of Knoll purchased intangibles, integration charges, restructuring expenses, impairment charges, Knoll pension plan termination charges, debt extinguishment charges and the related tax effect of these adjustments. These adjustments are described further below.

Adjusted Gross Margin represents gross margin plus restructuring and integration charges. These adjustments are described further below.

Adjusted Operating Expenses represents reported operating expenses excluding restructuring charges, integration charges, amortization of Knoll purchased intangibles, impairment charges, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Bank Covenant EBITDA is calculated by excluding depreciation, amortization, interest expense, taxes from net income, and certain other adjustments. Other adjustments include, as applicable in the period, charges associated with business restructuring actions, integration charges, impairment expenses, non-cash stock-based compensation, and other items as described in our lending agreements.

Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects.

The adjustments to arrive at these non-GAAP financial measures are as follows:

Amortization of Knoll purchased intangibles: Includes expenses associated with the amortization of acquisition related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of Knoll purchased intangibles as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables better comparison of our results as Amortization of Knoll Purchased Intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the Amortization of Knoll Purchased Intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Integration charges: Knoll integration-related costs include severance, asset impairment charges associated with lease and operations facility consolidation activity, and expenses related to synergy realization efforts and reorganization initiatives.

Restructuring charges: Includes costs associated with actions involving targeted workforce reductions, facility consolidation charges, and accelerated depreciation of fixed assets.

Knoll pension plan termination charges: Includes expenses incurred associated with the termination of the Knoll pension plan which was completed in the second quarter of fiscal year 2025.

Debt extinguishment charges: Includes expenses associated with the extinguishment of debt. We excluded these items from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Impairment charges: Includes non-cash, pre-tax charges for the impairment of the Knoll and Muuto trade names as well as impairment of goodwill attributed to the Global Retail and Holly Hunt reporting units.

Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The North America Contract segment includes the operations associated with the design, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout the United States and Canada as well as the global operations of the Spinneybeck|FilzFelt, Maharam, Edelman, and Knoll Textile brands. The International Contract segment includes the operations associated with the design, manufacture and sale of furniture products, indirectly or directly through an independent dealership network in Europe, the Middle East, Africa and Asia-Pacific and Latin America. The Global Retail segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores as well as the global operations of the Holly Hunt brand. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and integration-related costs.

A. Reconciliation of Operating Earnings (Loss) to Adjusted Operating Earnings (Loss) by Segment

	Three Months Ended				Nine Months Ended
	February 28, 2026		March 1, 2025		February 28, 2026		March 1, 2025
North America Contract
Net sales	$488.6	100.0%	$468.2	100.0%	$1,531.0	100.0%	$1,469.1	100.0%
Gross margin	175.4	35.9%	161.0	34.4%	557.2	36.4%	522.6	35.6%
Total operating expenses	133.5	27.3%	144.0	30.8%	414.4	27.1%	440.0	30.0%
Operating earnings	$41.9	8.6%	$17.0	3.6%	$142.8	9.3%	$82.6	5.6%

Adjustments
Restructuring charges	2.2	0.5%	2.4	0.5%	4.2	0.3%	2.4	0.2%
Integration charges	—	—%	—	—%	—	—%	24.8	1.7%
Impairment charges	—	—%	19.9	4.3%	—	—%	19.9	1.4%
Amortization of Knoll purchased intangibles	3.7	0.8%	3.5	0.7%	11.1	0.7%	10.6	0.7%
Knoll pension plan termination charges	—	—%	—	—%	—	—%	1.0	0.1%
Adjusted operating earnings	$47.8	9.8%	$42.8	9.1%	$158.1	10.3%	$141.3	9.6%

International Contract
Net sales	$156.9	100.0%	$145.5	100.0%	$495.3	100.0%	$474.3	100.0%
Gross margin	55.5	35.4%	52.2	35.9%	176.6	35.7%	172.6	36.4%
Total operating expenses	43.4	27.7%	42.3	29.1%	135.1	27.3%	131.0	27.6%
Operating earnings	$12.1	7.7%	$9.9	6.8%	$41.5	8.4%	$41.6	8.8%

Adjustments
Restructuring charges	—	—%	1.7	1.2%	—	—%	1.7	0.4%
Integration charges	—	—%	—	—%	—	—%	3.2	0.7%
Impairment charges	—	—%	1.2	0.8%	—	—%	1.2	0.3%
Amortization of Knoll purchased intangibles	0.7	0.4%	0.7	0.5%	2.2	0.4%	1.9	0.4%
Adjusted operating earnings	$12.8	8.2%	$13.5	9.3%	$43.7	8.8%	$49.6	10.5%

Global Retail
Net sales	$281.1	100.0%	$262.5	100.0%	$811.2	100.0%	$764.7	100.0%
Gross margin	122.0	43.4%	119.2	45.4%	359.4	44.3%	350.5	45.8%
Total operating expenses	115.7	41.2%	213.6	81.4%	347.6	42.9%	431.3	56.4%
Operating earnings (loss)	$6.3	2.2%	$(94.4)	(36.0)%	$11.8	1.5%	$(80.8)	(10.6)%

Adjustments
Restructuring charges	—	—%	0.1	—%	—	—%	0.1	—%
Integration charges	—	—%	—	—%	—	—%	0.3	—%
Impairment charges	—	—%	108.9	41.5%	—	—%	108.9	14.2%
Amortization of Knoll purchased intangibles	1.7	0.6%	1.8	0.7%	4.9	0.6%	5.3	0.7%
Adjusted operating earnings	$8.0	2.8%	$16.4	6.2%	$16.7	2.1%	$33.8	4.4%

Corporate
Operating expenses	$15.4	—%	$14.7	—%	$49.2	—%	$47.9	—%
Operating (loss)	$(15.4)	—%	$(14.7)	—%	$(49.2)	—%	$(47.9)	—%

Adjustments
Integration charges	—	—%	—	—%	—	—%	—	—%
Adjusted operating (loss)	$(15.4)	—%	$(14.7)	—%	$(49.2)	—%	$(47.9)	—%

MillerKnoll, Inc.
Net sales	$926.6	100.0%	$876.2	100.0%	$2,837.5	100.0%	$2,708.1	100.0%
Gross margin	352.9	38.1%	332.4	37.9%	1,093.2	38.5%	1,045.7	38.6%
Total operating expenses	308.0	33.2%	414.6	47.3%	946.3	33.3%	1,050.2	38.8%
Operating earnings (loss)	$44.9	4.8%	$(82.2)	(9.4)%	$146.9	5.2%	$(4.5)	(0.2)%

Adjustments
Restructuring charges	2.2	0.2%	4.2	0.5%	4.2	0.1%	4.2	0.2%
Integration charges	—	—%	—	—%	—	—%	28.3	1.0%
Impairment charges	—	—%	130.0	14.8%	—	—%	130.0	4.8%
Amortization of Knoll purchased intangibles	6.1	0.7%	6.0	0.7%	18.2	0.6%	17.8	0.7%
Knoll pension plan termination charges	—	—%	—	—%	—	—%	1.0	—%
Adjusted operating earnings	$53.2	5.7%	$58.0	6.6%	$169.3	6.0%	$176.8	6.5%

B. Reconciliation of Earnings (Loss) per Share - Diluted to Adjusted Earnings per Share - Diluted

	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Earnings (loss) per share - diluted	$0.34	$(0.19)	$0.98	$0.29

Add: Amortization of Knoll purchased intangibles	0.09	0.09	0.26	0.25
Add: Integration charges	—	—	—	0.40
Add: Restructuring charges	0.03	0.06	0.06	0.06
Add: Impairment charges	—	1.91	—	1.85
Add: Debt extinguishment charges	—	—	0.12	—
Add: Knoll pension plan termination charges	—	—	—	0.01
Tax impact on adjustments	(0.03)	(1.43)	(0.11)	(1.53)
Adjusted earnings per share - diluted	$0.43	$0.44	$1.31	$1.33
Weighted average shares outstanding (used for calculating adjusted earnings per share) – diluted	69,132,164	68,353,906	69,099,988	70,181,279

C. Reconciliation of Gross Margin to Adjusted Gross Margin

	Three Months Ended				Nine Months Ended
	February 28, 2026		March 1, 2025		February 28, 2026		March 1, 2025
Gross margin	$352.9	38.1%	$332.4	37.9%	$1,093.2	38.5%	$1,045.7	38.6%
Restructuring charges	0.3	—%	—	—%	0.4	—%	—	—%
Integration charges	—	—%	—	—%	—	—%	0.5	—%
Adjusted gross margin	$353.2	38.1%	$332.4	37.9%	$1,093.6	38.5%	$1,046.2	38.6%

D. Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended				Nine Months Ended
	February 28, 2026		March 1, 2025		February 28, 2026		March 1, 2025
Operating expenses	$308.0	33.2%	$414.6	47.3%	$946.3	33.3%	$1,050.2	38.8%
Restructuring charges	1.9	0.2%	4.2	0.5%	3.8	0.1%	4.2	0.2%
Integration charges	—	—%	—	—%	—	—%	27.8	1.0%
Amortization of Knoll purchased intangibles	6.1	0.7%	6.0	0.7%	18.2	0.6%	17.8	0.7%
Impairment charges	—	—%	130.0	14.8%	—	—%	130.0	4.8%
Knoll pension plan termination charges	—	—%	—	—%	—	—%	1.0	—%
Adjusted operating expenses	$300.0	32.4%	$274.4	31.3%	$924.3	32.6%	$869.4	32.1%

E. Reconciliation of Net Income to Adjusted Bank Covenant EBITDA and Adjusted Bank Covenant EBITDA Ratio (provided on a trailing twelve month basis)

February 28, 2026
Net income	$10.7
Income tax expense	112.4
Depreciation expense	107.5
Amortization expense	38.6
Interest expense	70.8
Other adjustments(*)	47.3
Adjusted bank covenant EBITDA	$387.3
Total debt, less cash, end of trailing period	$1,064.3
Net debt to adjusted bank covenant EBITDA ratio	2.75
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations above.

F. Organic Sales Growth by Segment

	Three Months Ended
	February 28, 2026
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$488.6	$156.9	$281.1	$926.6
% change from PY	4.4%	7.8%	7.1%	5.8%

Adjustments
Currency translation effects (1)	(1.4)	(8.7)	(7.1)	(17.2)
Net sales, organic	$487.2	$148.2	$274.0	$909.4
Organic Growth	4.1%	1.9%	4.4%	3.8%

	Three Months Ended
	March 1, 2025
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$468.2	$145.5	$262.5	$876.2
(1) Currency translation effects represent the estimated net impact of translating current period sales using the average exchange rates applicable to the comparable prior year period.

	Nine Months Ended
	February 28, 2026
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$1,531.0	$495.3	$811.2	$2,837.5
% change from PY	4.2%	4.4%	6.1%	4.8%

Adjustments
Currency translation effects (1)	(1.5)	(18.5)	(14.2)	(34.2)
Net sales, organic	$1,529.5	$476.8	$797.0	$2,803.3
Organic Growth	4.1%	0.5%	4.2%	3.5%

	Nine Months Ended
	March 1, 2025
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$1,469.1	$474.3	$764.7	$2,708.1
(1) Currency translation effects represent the estimated net impact of translating current period sales using the average exchange rates applicable to the comparable prior year period.

G. Organic Order Growth (Decline) by Segment

	Three Months Ended
	February 28, 2026
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$490.9	$160.3	$280.4	$931.6
% change from PY	13.1%	0.7%	7.9%	9.2%

Adjustments
Currency translation effects (1)	(1.5)	(8.0)	(7.3)	(16.8)
Orders, organic	$489.4	$152.3	$273.1	$914.8
Organic Growth (Decline)	12.8%	(4.3)%	5.1%	7.2%

	Three Months Ended
	March 1, 2025
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$434.0	$159.2	$259.9	$853.1
(1) Currency translation effects represent the estimated net impact of translating current period orders using the average exchange rates applicable to the comparable prior year period.

	Nine Months Ended
	February 28, 2026
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$1,489.9	$476.8	$822.8	$2,789.5
% change from PY	2.5%	0.1%	5.3%	2.9%

Adjustments
Currency translation effects (1)	(1.6)	(17.4)	(14.8)	(33.8)
Orders, organic	$1,488.3	$459.4	$808.0	$2,755.7
Organic Growth (Decline)	2.4%	(3.6)%	3.4%	1.7%

	Nine Months Ended
	March 1, 2025
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$1,453.4	$476.4	$781.1	$2,710.9
(1) Currency translation effects represent the estimated net impact of translating current period orders using the average exchange rates applicable to the comparable prior year period.

H. Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate

	Three Months Ended		Nine Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Income tax expense (benefit), as reported (GAAP)	$5.6	$(89.0)	$20.5	$(80.3)
Effective Tax Rate	19.2%	88.3%	22.7%	139.4%

Adjustments
Restructuring charges	$0.6	$3.0	$1.0	$2.5
Integration charges	—	—	—	16.8
Amortization of Knoll purchased intangibles	1.5	4.2	4.5	10.6
Impairment charges	—	90.5	—	77.1
Knoll pension plan termination charges	—	—	—	0.3
Debt extinguishment charges	—	—	2.0	—
Income tax expense (benefit), adjusted	$7.7	$8.7	$28.0	$27.0

Adjusted Effective Tax Rate	20.5%	22.0%	23.3%	22.0%

I. Consolidated MillerKnoll Backlog

	Q3 FY2026	Q3 FY2025
MillerKnoll backlog	$711.6	$686.4

J. MillerKnoll Global Retail Segment Store Count (unaudited)

	Q2 FY2026	Openings	Closings	Q3 FY2026	Q3 FY2025	Q4 FY2025
DWR Stores	41	2	—	43	38	39
DWR Outlets	3	—	—	3	4	3
Herman Miller U.S. Stores	27	1	—	28	20	21
Herman Miller Int'l Stores	9	—	—	9	9	9
Other (1)	6	—	—	6	7	7
Total Store Locations	86	3	—	89	78	79
Total Square Footage (in thousands)	542,993	16,256	—	559,249	538,345	518,389
(1) Other includes Knoll, HAY, and Muuto.

About MillerKnoll
MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, DatesWeiser, Design Within Reach, Edelman, Geiger, HAY, Holly Hunt, Knoll Textiles, Maharam, Muuto, NaughtOne, and Spinneybeck|FilzFelt. MillerKnoll is an unparalleled platform that redefines modern for the 21st century by building a more sustainable, equitable and beautiful future for all.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include those relating to future events, anticipated results of operations, our expectations regarding future market conditions, our business strategies, our assessment of risks we face, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations or financial condition or the price of our stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to:

•The effects of the ongoing conflict and broader geopolitical instability in the Middle East, including with respect to negative impacts on our supply chain, decreased sales within the region or beyond due to supply chain constraints, and broader inflationary and macroeconomic effects;
•Changes to U.S. and international trade policies, including new or increased tariffs and changing import/export regulations, which impact both the cost and availability of materials and components used to manufacture our products as well as demand for our products;
•Challenges in implementing our growth strategy and the possibility that the assumptions on which that strategy was built prove inaccurate;
•Consumer spending levels, which have a significant impact on demand for our products within our Global Retail segment;
•Global and national economic conditions such as heightened inflation, uncertainty regarding future interest rates, foreign currency exchange rate fluctuations, the escalating conflict in the Middle East, the continuation of the Russia-Ukraine war, and potential governmental responses to these events;
•Cybersecurity threats and risks;
•Public health crises, such as pandemics and epidemics, and governmental policies and actions to protect the health and safety of individuals or to maintain the functioning of national or global economies;
•Risks related to the additional debt incurred in connection with our acquisition of Knoll, including increased interest expense, our ability to comply with our debt covenants and obligations, and limitations on certain business activities imposed by our credit agreement;
•Availability and pricing of raw materials;
•Financial strength of our dealers and customers;
•Pace and level of government procurement; and
•Outcome of pending litigation or governmental audits or investigations.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.